Exhibit 99.1

For Immediate Release                     Contact: Howard Kaminsky, Exec. VP-CFO
                                                   (818) 949-5386

                  SPORT CHALET REPORTS FIRST QUARTER RESULTS

Los Angeles, California - (July 29, 2003) - Sport Chalet, Inc. (Nasdaq: SPCH) announced the results for its first quarter ended June 30, 2003. Sales increased from $51.2 million last year to $53.3 million this year, a 4.1% increase. The increase is the result of opening two new stores in late November 2002, offset in part by a same store sales decrease of 2.1%. The same store decrease resulted primarily from unseasonably cold weather throughout the quarter which impacted sales of spring and summer related merchandise. The gross profit margin increased to 27.7%, compared to 26.9% in the first quarter of last year, as a result of the Company's continued focus on inventory management. Selling, general and administrative expenses, as a percentage of sales, increased primarily due to the decline in same store sales, higher advertising expense attributable to the timing of vendor reimbursements, the write-off of the remaining fixed assets as a result of two large-scale remodels, and additional labor costs relating to the installation of new warehouse management software. As a result, net income decreased from $84,000, or $0.01 per diluted share, in the first quarter last year to a loss of $593,000, or $0.09 per diluted share.

Commenting on the results, Craig Levra, Chairman and CEO said, "This quarter's results mark the first loss in the Company's last 29 quarters. While we are disappointed with this quarter's outcome, few retailers have matched our long-term success in this challenging retail environment, lackluster economic recovery and diverted national attention. In the quarter we achieved noteworthy advances in objectives relating to improved merchandise procurement, inventory management and our balance sheet position. In addition we completed large-scale remodels of two mature stores and have made significant advances on our Northern California expansion." Mr. Levra concluded, "Regardless of near term challenges, we are confident in our business model's ability to be adaptable and diverse, and we expect to advance on key strategic fronts that will permit us to deliver increased sales and profitability to our shareholders when the economy improves."

            The Company will hold its annual stockholders' meeting at the Sport Chalet Corporate Offices at One Sport Chalet Drive, La Canada, California on Friday, August 1, 2003 at 9:00 a.m.


Sport Chalet, founded in 1959, is a leading operator of full service specialty sporting goods superstores in Southern California and Southern Nevada. The Company offers over 35 services for the serious sports enthusiast, including custom golf club fitting and repair, ski rental and repair, SCUBA training and certification, dive charters, team sales, racquet stringing, and bicycle tune up and repair throughout its current 28 locations. The address for Sport Chalet's web site is www.sportchalet.com.

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to differ materially from forecasted results. Those risks include, among other things, the competitive environment in the sporting goods industry in general and in Company's specific market areas, inflation, changes in costs of goods and services, the weather and economic conditions in general and in specific market areas. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission.

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



                                 SPORT CHALET, INC.

                         CONDENSED STATEMENTS OF INCOME



                                                     Three months ended
                                                          June 30,
                                                 -------------------------------
                                                      2003              2002
                                                 -------------     -------------
Net sales                                        $ 53,309,276      $ 51,204,660
Cost of goods sold, buying and
      occupancy                                    38,536,263        37,423,341
                                                 -------------     -------------
Gross profit                                       14,773,013        13,781,319
Selling, general and administrative
      expenses                                     15,721,469        13,599,489
                                                 -------------     -------------
Income (loss) from operations                        (948,456)          181,830
Interest expense                                      (34,010)          (39,942)
                                                 -------------     -------------
Income (loss) before taxes                           (982,466)          141,888
Income tax (benefit) provision                       (389,000)           58,000
                                                 -------------     -------------
Net (loss) income                                $   (593,466)     $     83,888
                                                 =============     =============
Earnings (loss) per share:
             Basic                               $      (0.09)     $       0.01
                                                 =============     =============
             Diluted                             $      (0.09)     $       0.01
                                                 =============     =============
Weighted average number of
        common shares outstanding:
             Basic                                  6,629,667         6,603,945
                                                 =============     =============
             Diluted                                6,629,667         7,006,165
                                                 =============     =============

















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                               SPORT CHALET, INC.

                            CONDENSED BALANCE SHEETS

                                                                       June 30,              March 31,
                                                                        2003                   2003
                                                                    -----------            ------------
                                                                    (Unaudited)
Assets
Current assets:
    Cash                                                            $ 6,514,298            $ 4,230,003
    Accounts receivable, less allowance of $25,000                      776,513              1,090,519
    Merchandise inventories                                          59,500,709             50,886,630
    Prepaid expenses and other current assets                         2,272,779              2,038,588
    Refundable income taxes                                             322,896                 58,990
    Deferred income taxes                                             1,475,008              1,325,249
                                                                    -----------            -----------
             Total current assets                                    70,862,203             59,629,979
Furniture, equipment and leasehold improvements-net                  27,590,880             27,095,314
Deferred income taxes                                                   143,874                 66,281
Other assets                                                            103,630                109,905
                                                                    -----------            -----------
             Total assets                                           $98,700,587            $86,901,479

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Bank overdraft                                                  $ 6,954,995            $ 5,764,355
    Accounts payable                                                 18,948,007              9,353,444
    Salaries and wages payable                                        2,790,744              2,191,335
    Other accrued expenses                                            5,871,842              5,041,753
                                                                    -----------            -----------
             Total current liabilities                               34,565,588             22,350,887

Deferred rent                                                         5,443,437              5,276,696
Stockholders' equity
    Preferred stock, $.01 par value:
             Authorized shares - 2,000,000
                  Issued and outstanding shares - none                        -                      -
    Common stock, $.01 par value:
             Authorized shares - 15,000,000
                  Issued and outstanding shares - 6,630,334
                  at June 30, 2003 and 6,628,334
                  at March 31, 2003                                      66,303                 66,283
    Additional paid-in capital                                       22,132,481             22,121,369
    Retained earnings                                                36,492,778             37,086,244
                                                                    -----------            -----------
    Total stockholders' equity                                       58,691,562             59,273,896
                                                                    -----------            -----------
                       Total liabilities and stockholders' equity   $98,700,587            $86,901,479
                                                                    ===========            ===========

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